COMPENSATION AGREEMENT

TO:               Darcy Galvon

AND TO:           Ken McLean

AND TO:           Scott Fleming

Dear Sirs:

         Reference is made to the purchase and sale agreement made as of the 6th day of May, 1999 (the "Acquisition Agreement") among HomeBase Work Solutions Ltd. ("HomeBase"), Darcy Galvon, Ken MacLean, Scott Fleming, 786382 Alberta Ltd. and 786206 Alberta Ltd. (collectively, the "Controlling Shareholders"), Infocast Canada Corporation ("Infocast Canada"), Infocast Corporation ("Infocast") and the Controlling Shareholders (as defined therein). Capitalized terms used herein but not otherwise defined shall have the same meaning as provided in the Acquisition Agreement.

         In conjunction with the completion of the various transactions contemplated by the Acquisition Agreement, Infocast hereby covenants and agrees that, in consideration of Messrs. Galvon, MacLean and Fleming entering into the Acquisition Agreement and fulfilling their respective obligations thereunder, each shall be entitled to receive a payment in the amount of $140,000 payable as follows:

a. $70,000 shall be paid to each of Messrs. Galvon, MacLean and Fleming on the Closing Date; and

b. An additional $70,000 shall be paid to each of Messrs. Galvon, McLean and Fleming on the earlier of that date that (i) Infocast completes a private placement(s) for gross proceeds of U.S. $1,000,000 and (ii) completes a letter of credit financing with funds available Infocast of not less than U.S. $800,000

         This Compensation Agreement is meant to constitute a binding agreement among the parties hereto on the terms set forth above. If you are in agreement with the foregoing, please so indicate by executing a duplicate copy of the agreement in the spaces set forth below.

         DATED this ___ day of May, 1999.

                                          INFOCAST CORPORATION


                                          Per: /s/ A.T. Griffis
                                               ---------------------

Acknowledged and agree to this ___ day
of May, 1999


/s/ Darcy Galvon                          /s/
--------------------                      ------------------------------
Darcy Galvon                              Witness


/s/ Ken MacLean                           /s/
------------------                        ------------------------------
Ken MacLean                               Witness


/s/ Sean Fleming                          /s/
-----------------                         ------------------------------
Sean Fleming                              Witness